统一社会信用代码
91513432MA6BJGHP83

营业执照

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名　　称　喜德逐一科技有限公司

类　　型　其他有限责任公司

法定代表人　章国伟

经营范围　一般项目：技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；软件开发；智能控制系统集成；人工智能基础资源与技术平台；计算机系统服务；计算机软硬件及辅助设备批发；计算机软硬件及辅助设备零售；计算机软硬件及外围设备制造；网络技术服务；信息技术咨询服务；新兴能源技术研发；停车场服务；信息系统集成服务；物联网技术研发；物联网技术服务；物联网设备销售；物联网设备制造；物联网应用服务；互联网销售（除销售需要许可的商品）；广告设计、代理；平面设计；广告制作；广告发布；数字内容制作服务（不含出版发行）。（除依法须经批准的项目外，凭营业执照依法自主开展经营活动）许可项目：建设工程施工；建筑智能化系统设计。（依法须经批准的项目，经相关部门批准后方可开展经营活动，具体经营项目以相关部门批准文件或许可证件为准）

注册资本　陆仟万元整

成立日期　2021年10月14日

营业期限　2021年10月14日至 长期

住　　所　四川省凉山彝族自治州喜德县喜德县光明镇光明大道中段280号

登记机关　喜德县市场监督管理局

2021 年 10 月 14 日